UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

NETGEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 907-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with not standing for re-election to the board of directors of NETGEAR, Inc. (the “Company”), Mr. George Parker no longer serves as a member of the Company’s board of directors effective immediately following the Company’s Annual Meeting of Stockholders held on May 24, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on May 24, 2011, at the Company’s headquarters located at 350 East Plumeria Drive, San Jose, California, 95134, pursuant to the Notice sent on or about April 13, 2011 to all stockholders of record at the close of business on March 28, 2011.

At the meeting, 33,770,029 shares were represented in person or by proxy, which constituted a quorum. The results of the four proposals were as follows:

1. The election of eight (8) directors to serve until the next Annual Meeting of Stockholders:

	For	Withheld	Abstained	Broker Non-Votes
Jocelyn Carter-Miller	30,759,853	131,354	0	2,878,822
Ralph E. Faison	30,857,582	33,625	0	2,878,822
A. Timothy Godwin	30,847,662	43,545	0	2,878,822
Jef Graham	30,858,432	32,775	0	2,878,822
Linwood A. Lacy, Jr.	30,856,242	34,965	0	2,878,822
Patrick C.S. Lo	30,033,438	857,769	0	2,878,822
Gregory J. Rossmann	30,857,227	33,980	0	2,878,822
Julie A. Shimer	30,860,715	30,492	0	2,878,822

2. Approval of the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For:	32,806,139
Against:	947,097
Abstain:	16,793
Broker Non-Votes:	0

3. Approval of the non-binding advisory proposal regarding executive compensation:

For:	28,582,577
Against:	637,412
Abstain:	1,671,218
Broker Non-Votes:	2,878,822

4. Approval of the non-binding advisory proposal regarding the frequency of the non-binding vote on executive compensation:

1 Year:	24,027,615
2 Years:	1,727,488
3 Years:	3,478,575
Abstain:	1,657,529
Broker Non-Votes:	2,878,822

Based on these results, and consistent with the Company’s recommendation, the board of directors has determined that the Company will hold an advisory vote on executive compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

Dated: May 27, 2011	By:	/s/ Andrew W. Kim
Andrew W. Kim
Vice President, Legal and Corporate Development